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                                                                    EXHIBIT 99.1

                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

                  DEBT AND PREFERRED STOCK SECURITIES RATINGS

                                                              STANDARD &     MOODY'S
                                                                POOR'S      INVESTORS
                                                              CORPORATION    SERVICE    FITCH, INC.
                                                              -----------   ---------   -----------
Household International, Inc.
  Senior debt...............................................        A-           A3            A
  Commercial paper..........................................       A-2          P-2          F-1
  Preferred stock...........................................       BBB         Baa2           A-

Household Finance Corporation
  Senior debt...............................................        A-           A2            A
  Senior subordinated debt..................................      BBB+           A3           A-
  Commercial paper..........................................       A-2          P-1          F-1

Household Bank plc
  Senior debt...............................................        A-           A2            A
  Commercial paper..........................................       A-2          P-1           NR

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NR -- Not rated